Exhibit 99.1

Statement by Neustar, Inc. on the LNPA Vendor Selection

STERLING, VA, March 4, 2015 — Based on the information made available today regarding the Local Number Portability Administrator (“LNPA”) vendor selection, the FCC staff has recommended that the full Commission adopt a draft order that could have widespread and long-lasting negative consequences for consumers, competition, and national security.
The draft order is before the Commissioners, who are now charged with accepting, rejecting, or modifying the FCC staff’s recommendation for an Order in the LNPA vendor selection process.  Neustar is extremely disappointed that the Wireline Competition Bureau is calling for action when, in its fact sheet, the staff has profoundly underestimated the breadth of the LNPA’s responsibilities. Although apparently the LNPA is used to port numbers, it is also critical for technology migrations, mergers and acquisitions, disaster recovery, accurate 911 location, and is the only authoritative database for the proper call completion of 11 billion voice calls and text messages each day. The recommendation misunderstands the operating system and would harm public safety, law enforcement, fundamentally burden small carriers, and disrupt service for 12 million consumers - all in pursuit of theoretical savings for a few carriers, which Neustar believes will be dwarfed by the costs and risks of transition.
There has been no independent evaluation of the total costs of creating a new telephone numbering system from scratch, versus keeping the system that works flawlessly today.  The FCC has not ensured that a new telephone numbering system will maintain 911, law enforcement, public safety, cyber security, and disaster recovery capabilities, which experts say was overlooked in the RFP process.  The FCC has not set out a plan, nor who is accountable for structuring and overseeing a transition to a new system.  There does not appear to have been an evaluation of the impact of a new numbering system -- as well as the distribution of the costs needed to build, test, and transition to it -- on number portability, carrier competition and the prices and choices available to consumers and businesses.  In short, there is much work left to be completed before the Commission can act on a matter of such importance to the American people.
The LNPA vendor selection process has been botched procedurally.  Awarding the contract to manage an essential U.S. telecommunications infrastructure to a foreign manufacturing and telecommunications concern that is not neutral and has substantial commercial arrangements with certain telecommunications carriers would compound the significant errors made in a process that has violated the Federal Advisory Committee Act and the Administrative Procedures Act.  Neustar will continue to raise important questions about this process, and will review all of its options.
About Neustar
Neustar, Inc. (NYSE: NSR) is the first real-time provider of cloud-based information services and data analytics, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's expectations and beliefs about its future results, such as its guidance regarding future results of operations.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions.  Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements.  The company cannot assure you that its expectations will be achieved or that any deviations will not be material.  Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.
These potential risks and uncertainties include, among others, the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly results due to such factors as modifications to or terminations of or failures to renew (or announcements related to any of the foregoing) the company's material contracts, including its contracts to serve as the Local Number Portability Administrator, disruptions to the company's operations resulting from network disruptions, security breaches or other events, or an inability to obtain high quality data on favorable terms or otherwise; general economic conditions in the regions and industries in which the company operates; the financial covenants in the company's secured credit facility and their impact on the company's financial and business operations; the company's indebtedness and the impact that it may have on the company's financial and operating activities; the company's ability to incur additional debt; the variable interest rates applicable under the company's indebtedness and the effects of changes in those rates; the effectiveness of the company's restructuring initiatives in improving efficiencies; the company's ability to successfully identify and complete acquisitions and integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of the company’s existing services; the company's ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; business, regulatory and statutory changes related to the communications and Internet industries; and the impact on the company of any litigation, arbitration, investigation or other similar proceeding.  More information about risk factors, uncertainties and other potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's most recent Annual Report on Form 10-K and subsequent periodic and current reports.  All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact Lara Wyss (415) 659-6154 Lara.Wyss@neustar.biz